UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 22, 2009

INOVA TECHNOLOGY, INC.
(Formerly Edgetech Services. Inc.)
(Exact Name Of Registrant Specified In Charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 N. Stephanie St. Ste. 1411, Henderson, NV 89014
(Address of principal executive offices)(Zip Code)

310-857-6666
(Registrant's Telephone Number, Including Area Code)

Item 1.01   Entry into a Material Definitive Agreement

Inova Secures Two Contracts Valued at $1.37 million

 Inova Technology, through its subsidiary Desert Communications, has executed two new contracts with Midland independent School District totaling over $1,374,000.  The agreement is for network electronics and installation.  The project is fully funded by a combination funds from the Federal Government’s Erate program and the funds from the school district itself. Work on the project is expected to commence in September 2009 and be completed during the 2009-2010 school year.

Item 9.01    Financial Statements and Exhibits

(b)  Exhibits*.

Exhibit No.	Item

99.1	Press Release.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: July 23, 2009	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer